UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 11, 2012

ENTEROLOGICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-164956	80-0504940
(Commission File Number)	(IRS Employer Identification No.)

1264 University Avenue West, Suite 404
St. Paul, Minnesota 55104
(Address of Principal Executive Offices, Zip Code)

(516) 303-8181
(Registrant's Telephone Number, Including Area Code)

-----------------------------------------------------------------------
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 –   Registrant’s Business and Operations

Item 1.01      Entry into a Material Definitive Agreement

On January 11, 2012, Enterologics, Inc., a Nevada corporation (the “Company”), entered into an agreement with MBTA Management, LLC, a Pennsylvania limited liability company (“MBTA”), pursuant to which MBTA will lend the Company an aggregate of $100,000 as follows - $50,000 on or before January 16, 2012, $25,000 may be requested by the Company at any time after February 1, 2012 and an additional $25,000 which may be requested after February 15, 2012.  Each loan will be unsecured and evidenced by a promissory note setting forth the interest rate and other terms of the loan. As consideration, the Company issued 500,000 shares of its common stock to MBTA concurrent with the first loan to the Company which was made on January 16, 2012.

On January 16, 2012, MBTA made the first loan of $50,000 to the Company and the Company issued a promissory note (the “Note”) in the principal amount of $50,000 and 500,000 shares of its common stock to MBTA. The Note bears interest at 5% per annum, can be prepaid by the Company without penalty or premium, and is due and payable on July 16, 2012.  The Note will become immediately due and payable upon the Company’s bankruptcy, an assignment for the benefit of creditors or an involuntary bankruptcy not resolved in 10 days.

The proceeds of the $50,000 loan were used to pay off two outstanding promissory notes, each in the principal amount of $25,000, which were issued by an affiliate of the Company.

For all the terms and conditions of the Loan Agreement and the Note reference is hereby made to such Loan Agreement and Note annexed hereto as Exhibits 10.16 and 10.17, respectively.  All statements made herein concerning the foregoing Exhibits are qualified by reference to said Exhibits.

Item 2.03      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 (Entry into a Material Definitive Agreement) is incorporated by reference into this Item 2.03.

Section 9-    Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.16	Agreement, dated January 11, 2012, between Enterologics, Inc. and MBTA Management, LLC

Exhibit 10.17	Promissory Note, dated January 16, 2011

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEROLOGICS, INC.

Date: January 31, 2012	By:	/s/ Robert Hoerr
Name: Robert Hoerr
Title: President

3